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CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE

Common Stock, $0.001 par value per share	11,500,000	$37.00	$425,500,000	$49,315.45(2)

(1)
The registration fee is calculated and being paid in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333- 219757) filed by the registrant on August 7, 2017.

(2)
A registration fee in the amount of $43,604.19 was previously paid by the Registrant in connection with the filing of a Registration Statement on Form S-1 (Registration No. 333-214685) on November 17, 2016. The Registrant did not sell any securities pursuant to the Registration Statement No. 333-214685 and it was withdrawn on December 8, 2016. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant previously applied $34,138.29 and $6,813.53 of the previously paid filing fee against the amounts due in connection with the filing of the Registration Statement on Form S-1 on February 24, 2017 (File No. 333-216239) and the Registration Statement on Form S-1 on March 7, 2017 (File No. 333-216519), respectively. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant hereby applies $2,652.37 of the previously paid filing fee against the amounts due herewith.

Filed Pursuant to Rule 424B7
Registration No. 333-219757

Prospectus Supplement
(To Prospectus dated August 7, 2017)

10,000,000 Shares

Cotiviti Holdings, Inc.

Common Stock

        The selling stockholders named in this prospectus supplement are offering 10,000,000 shares of Cotiviti Holdings, Inc.'s common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "COTV." On August 4, 2017, the last sale price of our common stock as reported on the NYSE was $38.01 per share.

        The selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of our common stock at the public offering price, less underwriting discounts and commissions. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders if the underwriters exercise their option to purchase additional shares of our common stock.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the accompanying prospectus.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Selling Stockholders

Per share of Common Stock	$37.00	$0.13	$36.87

Total	$370,000,000	$1,300,000	$368,700,000

(1)
See "Underwriting" beginning on page S-22 of this prospectus supplement for more information.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock to investors on or about August 10, 2017.

Goldman Sachs & Co. LLC
Baird	William Blair

Prospectus Supplement dated August 7, 2017

        You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein and therein, or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, the selling stockholders nor the underwriters (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein and therein, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholders nor the underwriters (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The selling stockholders and the underwriters (or any of our or their respective affiliates) are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus outside the United States. See "Underwriting."

        You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and therein, and any free writing prospectus is only accurate as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

        On August 7, 2017, we filed with the SEC a registration statement on Form S-3 utilizing a shelf registration process related to the securities described in this prospectus supplement, which was automatically declared effective upon filing.

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein and the additional information described below under the heading "Where You Can Find More Information; Incorporation of Documents by Reference" in its entirety before making an investment decision. To the extent there is a variation between information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and documents incorporated by reference herein or therein. This summary is not complete and does not contain all of the information that you should consider before making a decision to participate in this offering. You should carefully read the entire prospectus, including the information presented under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes included or incorporated by reference into this prospectus supplement and accompanying prospectus, before making an investment decision. Unless the context requires otherwise, references to "our company," "we," "us," "our" and "Cotiviti" refer to Cotiviti Holdings, Inc. and its direct and indirect subsidiaries on a consolidated basis.

Overview

        Cotiviti is a leading provider of payment accuracy and analytics-driven solutions that help risk-bearing healthcare organizations (88% of 2016 revenue) and retailers (12% of 2016 revenue) achieve their business objectives. Through a combination of analytics, technology, and deep industry experience, our solutions create insights that unlock value from the complex interactions between clients and their stakeholders. We work with over 60 healthcare organizations, including more than 20 of the 25 largest U.S. commercial, Medicare and Medicaid managed health plans, as well as CMS. We are also a leading provider of payment accuracy solutions to approximately 35 retail clients, including eight of the ten largest retailers in the United States.

Our Private Equity Sponsor

        Founded in 1984, Advent International Corporation ("Advent") has invested in more than 325 private equity transactions in 40 countries and, as of March 31, 2017, had $39.4 billion in assets under management. With offices on four continents, the Advent team includes more than 190 investment professionals across North America, Europe, Latin America and Asia. Advent focuses on investments in five core sectors, including business and financial services; healthcare; industrial; retail, consumer and leisure; and technology, media and telecom.

        Following the closing of this offering, funds managed by Advent (the "Advent Funds") are expected to own approximately 45.0% of our outstanding common stock, or 43.4%, if the underwriters' option to purchase additional shares is fully exercised. As a result, Advent will be able to exert significant voting influence over fundamental and significant corporate matters and transactions. See "Risk Factors—Risks Relating to This Offering and Ownership of Our Common Stock" and "Selling Stockholders."

Corporate Information

        We were incorporated in Delaware on June 4, 2012, under the name "Husky-C&W Superholdings, Inc." On July 26, 2012, we changed our name to "Strident Superholding, Inc." and on January 28, 2014, we changed our name to "Connolly Superholdings, Inc." On May 14, 2014, we acquired the stock of iHealth Technologies, resulting in the Connolly iHealth Merger, and on September 24, 2015, we changed our name to "Cotiviti Holdings, Inc." Our principal executive offices are located at 115 Perimeter Center Place, Suite 700 Atlanta, GA 30346, and our telephone number is (770) 379-2800. Our corporate website address is www.cotiviti.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our common stock.

 THE OFFERING

        The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled "Description of Capital Stock."

Shares of common stock offered by the selling stockholders	10,000,000 shares (11,500,000 shares if the underwriters' option to purchase additional shares is exercised in full).
Option to purchase additional shares of common stock

The underwriters have an option to purchase an additional 1,500,000 shares of common stock from the selling stockholders. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See "Use of Proceeds."
Dividend policy	We do not anticipate paying any dividends on our common stock for the foreseeable future; however, we may change this policy in the future. See "Dividend Policy."
Voting rights	Each share of our common stock will have one vote per share on all matters submitted to a vote of stockholders. See "Description of Capital Stock—Voting Rights" in the accompanying prospectus.
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement and in the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and other documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before investing in our common stock.

Listing	Our shares are listed on NYSE under the symbol "COTV."

        Except as otherwise indicated, the number of shares of common stock to be outstanding after this offering is based on 92,168,017 shares outstanding as of June 30, 2017 and:

  •
  excludes an aggregate of 5,439,782 shares of our common stock issuable upon the exercise of 5,145,696 issued and outstanding stock options and the vesting of 294,086 issued and outstanding restricted stock units ("RSUs"); and

  •
  excludes an aggregate of 4,505,327 shares of common stock that will be available for future equity awards under our Cotiviti Holdings, Inc. 2016 Incentive Equity Plan (the "2016 Plan").

        Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters' option to purchase from the selling stockholders up to 1,500,000 additional shares of our common stock.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other information in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the shares of our common stock. The occurrence of any of the events described below could have a material adverse effect on our business, financial condition or results of operations. In the case of such an event, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Relating to This Offering and Ownership of Our Common Stock

The price of our common stock may be volatile and you could lose all or part of your investment.

        Securities markets worldwide have experienced in the past, and are likely to experience in the future, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions could reduce the market price of our common stock regardless of our results of operations. The trading price of our common stock may become highly volatile and could be subject to wide price fluctuations in response to various factors, including, among other things, the risk factors described herein and other factors beyond our control. Factors affecting the trading price of our common stock could include:

  •
  market conditions in the broader stock market;

  •
  actual or anticipated variations in our quarterly financial and operating results;

  •
  developments in the healthcare industry in general or in the healthcare payment or claims processing markets in particular;

  •
  variations in operating results of similar companies;

  •
  introduction of new services by us, our competitors or our clients;

  •
  issuance of new, negative or changed securities analysts' reports, recommendations or estimates;

  •
  investor perceptions of us and the industries in which we or our clients operate;

  •
  sales, or anticipated sales, of our stock, including sales by our officers, directors and significant stockholders;

  •
  additions or departures of key personnel;

  •
  regulatory or political developments;

  •
  the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;

  •
  announcements, media reports or other public forum comments related to litigation, claims or reputational charges against us;

  •
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

  •
  the sustainability of an active trading market for our common stock;

  •
  investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

  •
  other events or factors, including those resulting from system failures and disruptions, earthquakes, hurricanes, war, acts of terrorism, other natural disasters or responses to these events;

  •
  changes in accounting principles;

  •
  stock-based compensation expense under GAAP or other applicable accounting standards;

  •
  litigation and governmental investigations; and

  •
  changing economic conditions.

        These and other factors may cause the market price and demand for shares of our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock sometimes have instituted securities class action litigation against the company that issued the stock. Securities litigation against us, regardless of the merits or outcome, could result in substantial costs and divert the time and attention of our management from our business, which could significantly harm our business, profitability and reputation.

Advent will collectively own a substantial portion of our outstanding common stock following this offering, and their interests may differ from those of our public stockholders.

        After the completion of this offering, the Advent Funds will beneficially own in the aggregate 45.0% of the combined voting power of our common stock, or 43.4% if the underwriters exercise their option to purchase additional shares in full. As a result of this ownership, Advent will be able to exert a significant degree of influence or actual control over our management and affairs, including matters requiring approval by our stockholders, such as the election of directors, the adoption of amendments to our charter and bylaws, mergers, consolidations, acquisitions and any other significant corporate transactions, and our winding up and dissolution.

        In addition, persons associated with Advent currently serve on our board of directors (our "Board"). Following this offering, the interests of Advent may not always coincide with the interests of our other stockholders, and the concentration of significant degree of influence or actual control in Advent will limit other stockholders' ability to influence corporate matters. The concentration of ownership and voting power of Advent also may delay, defer or even prevent an acquisition by a third party or other change of control and may make some transactions more difficult or impossible without their support, even if such events are in the best interests of our other stockholders.

        Further, Advent may have an interest in having us pursue acquisitions, divestitures, financing or other transactions, including, but not limited to, the issuance of additional debt or equity and the declaration and payment of dividends, that, in its judgment, could enhance Advent's equity investments, even though such transactions may involve risk to us or to our creditors. Additionally, Advent may make investments in businesses that directly or indirectly compete with us, or may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

        Advent may take actions that our other stockholders do not view as beneficial, which may adversely affect our business, financial condition and results of operations and cause the value of your investment to decline.

Our directors and stockholders, with certain exceptions, do not have obligations to present business opportunities to us and may compete with us.

        Our amended and restated certificate of incorporation provides that our directors and stockholders do not have any obligation to offer us an opportunity to participate in business opportunities presented to them even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, such directors and stockholders will not be liable to us or our stockholders for breach of any duty by reason of any such activities.

        As a result, our directors and stockholders and their respective affiliates will not be prohibited from investing in competing businesses or doing business with our clients. Therefore, we may be in competition with our directors and stockholders or their respective affiliates, and we may not have knowledge of, or be able to pursue, transactions that could potentially be beneficial to us. Accordingly, we may lose certain corporate opportunities or suffer competitive harm, which could have a material adverse effect on our business, financial condition, results of operation or prospects. See "Description of Capital Stock—Corporate Opportunities."

Future sales of our common stock, or the perception in the public markets that these sales may occur, could cause the market price for our common stock to decline.

        Following the consummation of this offering, there will be 92,271,654 shares of our common stock outstanding, of which 10,000,000 shares (11,500,000 shares if the underwriters' option to purchase additional shares is exercised in full) are shares that the selling stockholders are selling in this offering. All shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act. At the time of this offering, we also will have 9,841,755 registered shares of common stock reserved for issuance under our Equity Plans, of which options to purchase 5,011,711 shares of common stock and RSUs representing 293,406 shares of common stock are issued and outstanding, and 1,230,332 registered shares of common stock reserved for issuance under our Employee Stock Purchase Plan for U.S. Employees (the "US ESPP") and our Employee Stock Purchase Plan for non-U.S. Employees, which covers employees in Canada, India and the United Kingdom (the "Non-US ESPP"), which shares may be freely transferable upon issuance and once vested, subject to any applicable lock-up restrictions then in effect.

        We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline. We have granted customary demand and piggyback registration rights to Advent and certain of our other stockholders party to a stockholders agreement with us, pursuant to which the selling stockholders named in this prospectus are offering shares of our common stock. Should Advent or any other stockholders further exercise their registration rights, the shares registered would no longer be restricted securities and would be freely tradable in the open market. We, substantially all of our officers and directors, and the selling stockholders have agreed that (subject to certain exceptions), for a period of 45 days from the date of this prospectus, we and they will not, without the prior written consent of Goldman Sachs & Co. LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock. Goldman Sachs & Co. LLC, in its sole discretion may release any of the securities subject to these lock-up agreements at any time, which, in the case of officers and directors, shall be with notice. See "Underwriting." Following the expiration of the applicable lock-up period, all of the issued and outstanding shares of our common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144.

Following this offering, we will no longer continue to be a "controlled company" within the meaning of the NYSE rules. Prior to this offering, we qualified for and relied on, exemptions from certain corporate governance rules for publicly-listed companies and our stockholders were not afforded the same protections of companies that are subject to such requirements.

        Following this offering, Advent will no longer control a majority of the voting power of our outstanding common stock. As a result, we will no longer continue to be a "controlled company" within the meaning of the corporate governance standards of NYSE. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain corporate governance requirements, including the requirement to have a majority of our Board be independent, to have a compensation committee or a nominating and corporate governance committee comprised entirely of independent directors. Prior to this offering, we utilized these exemptions and our Board established a compensation committee and a nominating and corporate governance committee that are not comprised solely of independent members. Following this offering, we expect to cease to be a controlled company and we will no longer be able to avail ourselves of the controlled company exemption.

        We will have one year after the change in status to establish a compensation committee and a nominating and corporate governance committee comprised entirely of independent directors. During this phase-in period, our stockholders will not have the same protections afforded to stockholders of companies of which the majority of directors are independent.

Anti-takeover protections in our amended and restated certificate of incorporation, our amended and restated bylaws or our contractual obligations may discourage or prevent a takeover of our company, even if an acquisition would be beneficial to our stockholders.

        Provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as amended, as well as provisions of the Delaware General Corporation Law (the "DGCL"), could delay or make it more difficult to remove incumbent directors or could impede a merger, takeover or other business combination involving us or the replacement of our management or discourage a potential investor from making a tender offer for our common stock, which, under certain circumstances, could reduce the market value of our common stock, even if it would benefit our stockholders.

        In addition, our Board has the authority to cause us to issue, without any further vote or action by the stockholders, up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock or the adoption of a stockholder rights plan may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares. In addition, under the Amended and Restated First Lien Credit Agreement entered into by our subsidiary Cotiviti Corporation and certain of our other subsidiaries on September 28, 2016 ("Restated Credit Agreement") as amended pursuant to the First Amendment Agreement, dated as of April 7, 2017 (the "First Amendment"), a Change of Control (as defined in the Restated Credit Agreement) would cause us to be in default and the lenders would have the right to terminate the commitments to provide a $100.0 million revolving credit facility (the "Revolver") and accelerate all outstanding loans. If so accelerated, we would be required to repay all of our outstanding obligations under our first lien credit facilities ("First Lien Credit Facilities") consisting of (a) first lien term A loans (the "First Lien Term A Loans") in the original principal amount of $250.0 million, (b) first lien term B loans (the "First Lien Term B Loans") in the original principal amount of $550.0 million (together with the First Lien Term A Loans, the "First Lien Term Loans") and (c) the Revolver. From time to time we may enter into other contracts that contain change of control provisions that limit the value of, or even terminate, the contract upon a change of control. These change of control provisions may discourage a takeover of our company, even if an acquisition would be beneficial to our stockholders.

We are an "emerging growth company" and have elected to comply with reduced reporting requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

        We are an emerging growth company and we have taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive as a result of our reliance on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Commencing with all reports filed on or after January 1, 2018, we will no longer be an "emerging growth company" and, as a result, we will have to comply with increased disclosure and governance requirements.

        We are currently an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"). Because the market value of our common stock held by non-affiliates exceeded $700 million as of June 30, 2017, commencing with all reports filed on or after January 1, 2018, we will be deemed a large accelerated filer and, accordingly, will no longer qualify as an emerging growth company. As a large accelerated filer, we will be subject to certain requirements that apply to other public companies but have not previously applied to us due to our status as an emerging growth company. These requirements include:

  •
  compliance with the auditor attestation requirements in the assessment of our internal control over financial reporting;

  •
  full disclosure obligations regarding executive compensation; and

  •
  compliance with the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

        Failure to comply with these requirements could subject us to enforcement actions by the SEC, divert management's attention, damage our reputation and adversely affect our business, operating results or financial condition.

        We expect that the loss of "emerging growth company" status and compliance with the additional requirements of being a large accelerated filer will substantially increase our legal and financial compliance costs and make some activities more time consuming and costly. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We have and will continue to incur increased costs and obligations as a result of being a public company.

        As a publicly traded company, we have incurred and will continue to incur additional legal, accounting and other expenses that we were not required to incur in the past, and will incur additional expenses beginning January 1, 2018, after we cease to be an emerging growth company. We are required to file with the SEC annual and quarterly information and other reports that are specified in Section 13 of the Exchange Act. We are also subject to other reporting and corporate governance requirements, including the requirements of the NYSE and certain provisions of the Sarbanes-Oxley Act and the regulations promulgated thereunder, which impose additional compliance obligations upon us. Among other things, as a public company:

  •
  we prepare and distribute periodic public reports and other stockholder communications in compliance with our obligations under the federal securities laws and applicable NYSE rules;

  •
  the roles and duties of our Board and committees of the Board are expanded;

  •
  we comply with more comprehensive financial reporting and disclosure compliance functions;

  •
  we manage enhanced investor relations functions; and

  •
  we involve and retain to a greater degree outside counsel and accountants in the activities listed above.

        These changes require a commitment of additional resources and many of our competitors also comply with these obligations. We may not be successful in complying with these obligations in the future and the commitment of resources required for complying with them could adversely affect our business, financial condition and results of operations.

        The changes necessitated by becoming a public company require a significant commitment of resources and management supervision that has increased and may continue to increase our costs and might place a strain on our systems and resources. As a result, our management's attention might be diverted from other business concerns. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

Our management team historically managed a private company and the transition to managing a public company presents new challenges.

        Since our IPO in May 2016, we have been subject to various regulatory requirements, including those of the SEC and the NYSE. These requirements include record keeping, financial reporting and corporate governance rules and regulations. We have not historically had the resources typically found in a public company. Our internal infrastructure may not be adequate to support our increased reporting obligations, and we may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. If our internal infrastructure is inadequate, we are unable to engage outside consultants or are otherwise unable to fulfill our public company obligations, it could have a material adverse effect on our business, financial condition and results of operations.

Our failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, financial condition and results of operations.

        Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC as a public company, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm has not been required to attest to the effectiveness of our internal control over financial reporting pursuant to

Section 404 of the Sarbanes-Oxley Act until we are no longer an emerging growth company. We will cease to be an emerging growth company effective December 31, 2017. Beginning with our annual report on Form 10-K to be filed for the year ending December 31, 2017, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting on an annual basis. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

        The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation and the incurrence of significant additional expenditures.

        To comply with the requirements of being a public company, we have undertaken various actions, and may need to take additional actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving a favorable attestation in connection with the attestation provided by our independent registered public accounting firm.

        If we are unable to maintain adequate internal control over financial reporting, we may be unable to report our financial information accurately on a timely basis, may suffer adverse regulatory consequences or violations of applicable stock exchange listing rules, may breach the covenants under our credit facilities and incur additional costs. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements, which could have a material adverse effect on our business, financial condition and results of operations.

Because we do not intend to pay cash dividends in the foreseeable future, you may not receive any return on investment unless you are able to sell your common stock for a price greater than your purchase price.

        We do not intend in the foreseeable future to pay any dividends to holders of our common stock. We currently intend to retain our future earnings, if any, for the foreseeable future, to repay indebtedness and to support our general corporate purposes. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of any investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which investors have purchased their shares. The payment of future dividends, if any, will be at the discretion of our Board, subject to applicable law, and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions that apply to the payment of dividends and other considerations that our Board deems relevant. The agreements governing our First Lien Credit Facilities limit the amounts available to us to pay cash dividends, and, to the extent that we require additional funding, financing sources may prohibit the payment of a dividend. See "Dividend Policy." As a consequence of these limitations and restrictions, we may not be able to make the payment of dividends on our common stock.

If securities or industry analysts publish unfavorable research about our business, the price of our common stock and our trading volume could decline.

        The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business and industry. If one or more of the analysts who cover us downgrade our common stock or publish unfavorable research about our business, the price of our common stock likely would decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price of our common stock and trading volume to decline.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third party claims against us and may reduce the amount of money available to us.

        Our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and officers, in each case, to the fullest extent permitted by Delaware law. Pursuant to our charter, our directors will not be liable to us or any stockholders for monetary damages for any breach of fiduciary duty, except (i) acts that breach his or her duty of loyalty to us or our stockholders, (ii) acts or omissions without good faith or involving intentional misconduct or knowing violation of the law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The bylaws also require us, if so requested, to advance expenses that such director or officer incurred in defending or investigating a threatened or pending action, suit or proceeding, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third party claims against us and may reduce the amount of money available to us.

Our amended and restated certificate of incorporation provides, subject to certain exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

        Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us, any director or our officers or employees arising pursuant to any provision of the DGCL, our certificate or our amended and restated by-laws; or (iv) any action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate described above. This choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision that will be contained in our certificate to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus (including the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide to you in connection with the offering of our common stock described in this prospectus supplement and the accompanying prospectus) contains "forward looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  •
  our inability to successfully leverage our existing client base by expanding the volume of claims reviewed and cross-selling additional solutions;

  •
  improvements to healthcare claims and retail billing processes reducing the demand for our solutions or rendering our solutions unnecessary;

  •
  healthcare spending fluctuations;

  •
  our clients declining to renew their agreements with us or renewing at lower performance fee levels;

  •
  inability to develop new clients;

  •
  delays in implementing our solutions;

  •
  system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information;

  •
  our failure to innovate and develop new solutions for our clients;

  •
  our failure to comply with applicable privacy, security and data laws, regulations and standards;

  •
  changes in regulations governing healthcare administration and policies, including governmental restrictions on the outsourcing of functions such as those that we provide;

  •
  loss of a large client;

  •
  consolidation among healthcare payers or retailers;

  •
  slow development of the healthcare payment accuracy market;

  •
  negative publicity concerning the healthcare payment industry or patient confidentiality and privacy;

  •
  significant competition for our solutions;

  •
  our inability to protect our intellectual property rights, proprietary technology, information, processes and know-how;

  •
  compliance with current and future regulatory requirements;

  •
  declines in contracts awarded through competitive bidding or our inability to re-procure contracts through the competitive bidding process;

  •
  our failure to accurately estimate the factors upon which we base our contract pricing;

  •
  our inability to manage our growth;

  •
  our inability to successfully integrate and realize synergies from any future acquisitions or strategic partnerships;

  •
  our failure to maintain or upgrade our operational platforms;

  •
  our failure to renew our Medicare Recovery Audit Contractor program contracts or if the terms of the Medicare RAC program contracts are substantially changed;

  •
  litigation, regulatory or dispute resolution proceedings, including claims or proceedings related to intellectual property infringements;

  •
  our inability to expand our retail business;

  •
  our inability to manage our relationships with information suppliers, software vendors or utility providers;

  •
  fluctuations in our results of operations;

  •
  changes in tax rules;

  •
  risks associated with international operations;

  •
  our inability to realize the book value of intangible assets;

  •
  our success in attracting and retaining qualified employees and key personnel;

  •
  general economic, political and market forces and dislocations beyond our control;

  •
  risks related to our substantial indebtedness and holding company structure;

  •
  volatility in bank and capital markets;

  •
  our status as an emerging growth company; and

  •
  provisions in our amended and restated certificate of incorporation.

        See "Risk Factors" contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus supplement and accompanying prospectus. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

 USE OF PROCEEDS

        All shares of our common stock offered by this prospectus will be sold by the selling stockholders, some of whom are our directors, officers and employees. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We have agreed to pay certain expenses related to this offering, which we estimate to be approximately $0.6 million.

 MARKET PRICE OF OUR COMMON STOCK

        Our common stock has traded on the NYSE under the symbol "COTV" since May 26, 2016. Prior to that time, there was no public market for our shares. As of June 30, 2017, there were 35 holders of record of our common stock. The actual number of stockholders is considerably greater than this number of record holders, and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. The following table sets forth for the periods indicated the high and low sales prices of our common stock on the NYSE.

	High	Low
Fiscal Year 2016:
Second Quarter (May 26, 2016 (first trading date after IPO) through June 30, 2016	$21.47	$17.00
Third Quarter (July 1, 2016 through September 30, 2016)	$34.36	$20.65
Fourth Quarter (October 1, 2016 through December 31, 2016)	$36.44	$29.19
Fiscal Year 2017:
First Quarter (January 1, 2017 through March 31, 2017)	$42.50	$32.97
Second Quarter (April 1, 2017 through June 30, 2017)	$42.99	$36.10
Third Quarter (July 1, 2017 through August 4, 2017)	$45.97	$35.35

        On August 4, 2017, the closing price of our common stock on the NYSE was $38.01. American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

DIVIDEND POLICY

        Prior to the consummation of our IPO, we paid a special cash dividend of $150.0 million or $1.94 per share (the "Special Cash Dividend") of common stock outstanding, to holders of record of our common stock on May 24, 2016. We do not currently intend to declare or pay any similar special dividends in the future and do not intend to pay cash dividends on our common stock in the foreseeable future. However, in the future, subject to the factors described below and our future liquidity and capitalization, we may change this policy and choose to pay dividends.

        We are a holding company that does not conduct any business operations of our own. As a result, our ability to pay cash dividends on our common stock is dependent upon cash dividends and distributions and other transfers from our subsidiaries. The ability of our subsidiaries to pay dividends is currently restricted by the terms of our First Lien Credit Facilities and may be further restricted by any future indebtedness we or they incur.

        In addition, under Delaware law, our Board may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal year.

        Any future determination to pay dividends will be at the discretion of our Board and will take into account:

  •
  restrictions in our debt instruments, including our First Lien Credit Facilities;

  •
  general economic business conditions;

  •
  our net income, financial condition and results of operations;

  •
  our capital requirements;

  •
  our prospects;

  •
  the ability of our operating subsidiaries to pay dividends and make distributions to us;

  •
  legal restrictions; and

  •
  such other factors as our Board may deem relevant.

See "Risk Factors—Risks Relating to This Offering and Ownership of Our Common Stock—Because we do not intend to pay cash dividends in the foreseeable future, you may not receive any return on investment unless you are able to sell your common stock for a price greater than your purchase price" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017.

SELLING STOCKHOLDERS

        The following table shows information regarding the beneficial ownership of our common stock by the selling stockholders (1) immediately prior to and (2) as adjusted to give effect to this offering.

        For further information regarding the beneficial ownership of our common stock and material transactions between us and the selling shareholders, see "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Person Transactions" in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2017, which is incorporated by reference into this prospectus supplement.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. We have based our calculation of the percentage of beneficial ownership on 92,168,017 shares of common stock outstanding as of June 30, 2017. Unless otherwise indicated, the address for each holder listed below is 115 Perimeter Center Place, Suite 700, Atlanta, GA 30346.

					Shares of common stock beneficially owned after this offering
	Shares of common stock beneficially owned before this offering				Assuming no exercise of the option to purchase additional shares		Assuming full exercise of the option to purchase additional shares
				Number of shares subject to underwriters' option
Name and address of beneficial owner	Number of shares	Percentage of shares	Number of shares offered		Number of shares	Percentage of shares	Number of shares	Percentage of shares
Selling stockholders:
Funds managed by Advent International Corporation(1)	50,691,350	55.0%	9,257,651	1,388,648	41,433,699	45.0%	40,045,051	43.4%
Elizabeth Connolly Alexander(2)	4,064,818	4.4%	742,349	111,352	3,322,469	3.6%	3,211,117	3.5%

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Includes: (a) 21,750,944 shares indirectly owned by Advent International GPE VI Limited Partnership, (b) 15,242,022 shares indirectly owned by Advent International GPE VI-A Limited Partnership, (c) 1,103,351 shares indirectly owned by Advent International GPE VI-B Limited Partnership, (d) 1,123,367 shares directly owned by Advent International GPE VI-C Limited Partnership, (e) 1,071,561 shares directly owned by Advent International GPE VI-D Limited Partnership, (f) 2,710,467 shares directly owned by Advent International GPE VI-E Limited Partnership, (g) 4,096,482 shares indirectly owned by Advent International GPE VI-F Limited Partnership, (h) 2,580,608 shares indirectly owned by Advent International GPE VI-G Limited Partnership, (i) 797,009 shares directly owned by Advent Partners GPE VI 2008 Limited Partnership, (j) 24,178 shares directly owned by Advent Partners GPE VI 2009 Limited Partnership, (k) 57,022 shares directly owned by Advent Partners GPE VI 2010 Limited Partnership, (l) 63,327 shares directly owned by Advent Partners GPE VI-A 2010 Limited Partnership and (m) 71,012 shares directly owned by Advent Partners GPE VI-A Limited Partnership. Advent-Cotiviti Acquisition Limited Partnership directly owns 21,750,944 shares and Advent-Cotiviti Acquisition II Limited Partnership directly owns 23,022,463 shares. The general partner of Advent-Cotiviti Acquisition Limited Partnership and Advent-Cotiviti Acquisition II Limited Partnership is Advent-Cotiviti GP Corporation. Advent International GPE VI Limited Partnership, Advent International GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-F Limited Partnership and Advent International GPE VI-G Limited Partnership (together, the "Cayman Advent Funds") collectively own 100% of Advent-Cotiviti GP Corporation, in pro rata proportion to the number of shares disclosed as beneficially owned by the Cayman Advent Funds above. Advent International GPE VI Limited Partnership owns 100% of the limited partnership interests in Advent-Cotiviti Acquisition Limited Partnership, and the other Cayman Advent Funds collectively own 100% of the limited partnership interests in Advent-Cotiviti Acquisition II Limited Partnership in pro rata proportion to the number of shares disclosed as beneficially owned by such other funds above.

Advent is the manager of Advent International LLC, which is the general partner of: GPE VI GP Limited Partnership; GPE VI GP (Delaware) Limited Partnership; Advent Partners GPE VI 2008 Limited Partnership; Advent Partners GPE VI 2009 Limited Partnership; Advent Partners GPE VI 2010 Limited Partnership; Advent Partners GPE VI-A Limited Partnership and Advent Partners GPE VI-A 2010 Limited Partnership. GPE VI GP Limited Partnership is the general partner of the Cayman Advent Funds. GPE VI GP (Delaware) Limited Partnership is the general partner of: Advent International GPE VI-C Limited Partnership; Advent International GPE VI-D Limited Partnership and Advent International GPE VI-E Limited Partnership. Advent exercises voting and investment power over the shares held by the Cayman Advent Funds and may be deemed to have beneficial ownership of all of these shares. With respect to the shares held by the Advent Funds, a number of individuals currently composed of David M. McKenna, David M. Mussafer and Steven M. Tadler, none of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by Advent. The address of Advent International Corporation and each of the Cayman Advent Funds and other entities listed above is c/o Advent International Corporation, 75 State Street, Floor 29, Boston, MA 02109.

(2)
Includes: (a) 1,614,413 shares and 195,200 shares underlying options which are currently exercisable or will become exercisable within 60 days as of June 30, 2017, held by Ms. Alexander directly, (b) 1,207,109 shares held in three family irrevocable trusts, the trustees of which are in each case an institution and Ms. Alexander's spouse; and (c) 1,048,096 shares owned by Milton Harbor View, LLC, of which Ms. Alexander and her spouse are the sole managers and of which Ms. Alexander and her children are members. Ms. Alexander is a member of our board.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS

        The following discussion summarizes the material U.S. federal income and estate tax consequences to "non-U.S. holders" of ownership and disposition of our common stock, but does not purport to provide a complete analysis of all potential U.S. federal income tax and estate tax considerations relating thereto.

        A "non-U.S. holder" is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

  •
  a non-resident alien individual;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        You are not a non-U.S. holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax advisor regarding the U.S. federal income tax consequences of owning or disposing of our common stock.

        If an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the partner or beneficial owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

        This discussion is based on the Internal Revenue Code of 1986, as amended, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective purchasers should consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions on Common Stock

        We do not expect to pay any dividends on our common stock in the foreseeable future. If we do pay dividends on shares of our common stock, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder's adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See "—Disposition of Common Stock."

        Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate or a reduced rate specified by an applicable tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying its entitlement to benefits under a treaty.

        The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be generally subject to regular U.S. income tax as if the non-U.S. holder were a United States person, subject to an applicable tax treaty providing otherwise. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Disposition of Common Stock

        Subject to the discussion below on backup withholding and FATCA, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable treaty providing otherwise, in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above; or

  •
  we are or have been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever period is shorter, and either (i) our common stock has ceased to be "regularly traded" as defined by applicable Treasury regulations on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) such non-U.S. holder owns, or has owned, at any time during the five-year period preceding the disposition or such non-U.S. holder's holding period, whichever is shorter, actually or constructively, more than 5% of our common stock.

        We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.

Backup Withholding and Information Reporting

        Any dividends that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Unless the non-U.S. holder is an exempt recipient, dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of any properly completed IRS Form W-8 appropriate to the non-U.S. holder's circumstances will satisfy the certification requirements necessary to avoid the backup withholding.

        Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes

        Provisions commonly referred to as "FATCA" impose withholding of 30% on payments of U.S.- source dividends, and, beginning in 2019, sales or other disposition proceeds from our common stock to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our common shares.

U.S. Federal Estate Tax

        The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent's country of residence provides otherwise.

UNDERWRITING

        Goldman Sachs & Co. LLC is acting as sole book-running manager and Robert W. Baird & Co. Incorporated and William Blair & Company, L.L.C. are acting as co-managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the selling stockholders have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	9,000,000
Robert W. Baird & Co. Incorporated	500,000
William Blair & Company, L.L.C.	500,000

Total	10,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares if they purchase any of the shares.

        We and the selling stockholders have agreed that, for a period of 45 days from the date of this prospectus supplement, we will not, without the prior written consent of Goldman Sachs & Co. LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock. Goldman Sachs & Co. LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time.

        The selling stockholders have granted to the underwriters a 30-day option to purchase up to 1,500,000 additional shares from the selling stockholders at the purchase price less the underwriting discounts and commissions as set forth on the cover of this prospectus supplement.

        The shares are listed on the New York Stock Exchange under the symbol "COTV."

        The following table shows the underwriting discounts and commissions that the selling stockholders are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Paid by Selling Stockholders
	No Exercise	Full Exercise
Per share	$0.13	$0.13
Total	$1,300,000	$1,495,000

        The expenses of the offering, not including the underwriting discounts, are estimated at $0.6 million and are payable by us. We have agreed to reimburse the underwriters for certain of their expenses, in an amount up to $20,000, as set forth in the underwriting agreement.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

    •
    "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of shares either pursuant to the underwriters' over-allotment option or in the open market in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

        We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The shares offered in this prospectus have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

        shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

Notice to Prospective Investors in Canada

        The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, has passed upon the validity of the common stock offered hereby on behalf of us. Certain legal matters will be passed upon on behalf of the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The consolidated financial statements and financial statement schedule of Cotiviti Holdings, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        KPMG informed our management and audit committee that it identified three notes payable that it had entered into with an entity that is an owner of more than 10% of the limited partnership in two private investment funds (the "Funds") managed by Advent. Advent had engaged KPMG to provide an independent audit of the Funds for the year ended December 31, 2015. Because Advent uses the KPMG audit reports with respect to the Funds for compliance with the SEC's Custody Rule, KPMG must maintain independence from the Funds under the SEC rules governing auditor independence. The Funds are controlled by Advent and Advent exerts significant voting influence over fundamental and significant corporate matters and transactions of Cotiviti Holdings, Inc., and accordingly, the Funds are affiliates of Cotiviti Holdings, Inc. under SEC independence rules. The relationship described above is a violation of auditor independence requirements set forth in Rule 2-01 (c)(1)(ii)(A) of Regulation S-X with respect to the Funds and, as a result of its audit of the Funds, with respect to Cotiviti Holdings, Inc. The Funds do not have any equity or voting interest in Cotiviti Holdings, Inc. and do not include the Advent Funds that are the beneficial owners of our common stock. None of the professionals who audited the Funds was a member of the KPMG audit team that audited Cotiviti Holdings, Inc.'s consolidated financial statements. The services that KPMG provided to the Funds were not in any way related to, and did not affect, the consolidated financial statements of Cotiviti Holdings, Inc. Advent engaged another auditor that is independent of the Funds to perform the audits of the Funds for purposes of compliance with the Custody Rule for the year ended December 31, 2016.

        After careful consideration of the facts and circumstances and the SEC independence rules, KPMG has concluded that (i) the aforementioned matters do not impair KPMG's ability to exercise objective and impartial judgment in connection with its audits of Cotiviti Holdings, Inc.'s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that KPMG has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audits of Cotiviti Holdings, Inc.'s consolidated financial statements. After considering these matters, Cotiviti Holdings, Inc.'s management and audit committee concur with KPMG's conclusions.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

        We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We are subject to the information and periodic reporting requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

        You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section at the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        The SEC allows us to "incorporate by reference" information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus.

        We hereby incorporate by reference the following documents:

  (a)
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 23, 2017;

  (b)
  our Definitive Proxy Statement on Schedule 14A, filed on April 12, 2017;

  (c)
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, filed on May 3, 2017 and August 2, 2017, respectively;

  (d)
  our Current Reports on Form 8-K, filed on February 27, 2017, May 25, 2017 and August 1, 2017 (multiple filings, only as it pertains to Item 5.02); and

  (e)
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on May 24, 2016, and any amendments or reports filed for the purpose of updating such description.

        We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the securities that may be offered under this prospectus supplement are sold. We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Cotiviti Holdings, Inc. 115 Perimeter Center Place, Suite 700 Atlanta, GA 30346, Attention: General Counsel and Secretary, (770) 379-2800. These documents are also available on our website, which is located at www.cotiviti.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

        Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

        We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus supplement and the accompanying prospectus other than those contained in this prospectus supplement and the accompanying prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus supplement and the accompanying prospectus, you must not rely on that information. This prospectus supplement and the accompanying prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

PROSPECTUS

Cotiviti Holdings, Inc.

Common stock

        This prospectus relates to sales of the common stock of Cotiviti Holdings, Inc. by our selling stockholders from time to time in one or more offerings. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders.

        This prospectus describes some of the general terms that may apply to our common stock. Each time common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

        This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

        The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices and varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "COTV."

        Investing in our common stock involves a high degree of risk. See "Risk Factors" on page 7 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf process, the selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, in one or more offerings, shares of our common stock. This prospectus provides you with a general description of the common stock that a selling stockholder may offer. We will also be required to provide a prospectus supplement containing specific information about the selling stockholders, if applicable, and the terms on which our common stock is being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading "Where You Can Find More Information; Incorporation of Documents by Reference," and any applicable free writing prospectus before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information; Incorporation of Documents by Reference."

        Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any selling stockholder or any of our or their respective affiliates have authorized anyone to provide you with different information and we and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Unless we state otherwise or the context otherwise requires, references in this prospectus to "we," "us," "our," "Cotiviti's" or the "Company" refer to Cotiviti Holdings, Inc., a Delaware corporation, and its subsidiaries.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.cotiviti.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  (a)
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 23, 2017;

  (b)
  our Definitive Proxy Statement on Schedule 14A, filed on April 12, 2017;

  (c)
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, filed on May 3, 2017 and August 2, 2017, respectively;

  (d)
  our Current Reports on Form 8-K, filed on February 27, 2017, May 25, 2017 and August 1, 2017 (multiple filings, only as it pertains to Item 5.02); and

  (e)
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on May 24, 2016, and any amendments or reports filed for the purpose of updating such description.

        We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Cotiviti Holdings, Inc.
Attn: General Counsel
115 Perimeter Center Place
Suite 700
Atlanta, GA 30346
(770) 379-2800

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "estimate," "expect," "project," "seek," "plan," "intend," "believe," "will," "may," "could," "continue," "likely," "should" and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business, financial performance, industry outlook and financial guidance.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  •
  our inability to successfully leverage our existing client base by expanding the volume of claims reviewed and cross-selling additional solutions;

  •
  improvements to healthcare claims and retail billing processes reducing the demand for our solutions or rendering our solutions unnecessary;

  •
  healthcare spending fluctuations;

  •
  our clients declining to renew their agreements with us or renewing at lower performance fee levels;

  •
  inability to develop new clients;

  •
  delays in implementing our solutions;

  •
  system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information;

  •
  our failure to innovate and develop new solutions for our clients;

  •
  our failure to comply with applicable privacy, security and data laws, regulations and standards;

  •
  changes in regulations governing healthcare administration and policies, including governmental restrictions on the outsourcing of functions such as those that we provide;

  •
  loss of a large client;

  •
  consolidation among healthcare payers or retailers;

  •
  slow development of the healthcare payment accuracy market;

  •
  negative publicity concerning the healthcare payment industry or patient confidentiality and privacy;

  •
  significant competition for our solutions;

  •
  our inability to protect our intellectual property rights, proprietary technology, information, processes and know-how;

  •
  compliance with current and future regulatory requirements;

  •
  declines in contracts awarded through competitive bidding or our inability to re-procure contracts through the competitive bidding process;

  •
  our failure to accurately estimate the factors upon which we base our contract pricing;

  •
  our inability to manage our growth;

  •
  our inability to successfully integrate and realize synergies from any future acquisitions or strategic partnerships;

  •
  our failure to maintain or upgrade our operational platforms;

  •
  our failure to renew our Medicare Recovery Audit Contractor program contracts or if the terms of the Medicare RAC program contracts are substantially changed;

  •
  litigation, regulatory or dispute resolution proceedings, including claims or proceedings related to intellectual property infringements;

  •
  our inability to expand our retail business;

  •
  our inability to manage our relationships with information suppliers, software vendors or utility providers;

  •
  fluctuations in our results of operations;

  •
  changes in tax rules;

  •
  risks associated with international operations;

  •
  our inability to realize the book value of intangible assets;

  •
  our success in attracting and retaining qualified employees and key personnel;

  •
  general economic, political and market forces and dislocations beyond our control;

  •
  risks related to our substantial indebtedness and holding company structure;

  •
  volatility in bank and capital markets;

  •
  our status as a controlled company and as an emerging growth company; and

  •
  provisions in our amended and restated certificate of incorporation.

        See "Risk Factors" contained elsewhere in, and incorporated by reference into, this prospectus from our filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. Any forward-looking statement made by us in this prospectus or the documents incorporated by reference herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

OUR COMPANY

        Cotiviti is a leading provider of payment accuracy and analytics-driven solutions that help risk-bearing healthcare organizations and retailers achieve their business objectives. Through a combination of analytics, technology and deep industry experience, our solutions create insights that unlock value from the complex interactions between clients' and their stakeholders. We work with many of the largest U.S. commercial, Medicare and Medicaid managed health plans, as well as CMS. We are also a leading provider of payment accuracy solutions to large retailers in the United States.

CORPORATE INFORMATION

        We were incorporated in Delaware on June 4, 2012, under the name "Husky-C&W Superholdings, Inc." On July 26, 2012, we changed our name to "Strident Superholding, Inc." and on January 28, 2014, we changed our name to "Connolly Superholdings, Inc." On May 14, 2014, we acquired the stock of iHealth Technologies, Inc. ("iHealth Technologies"), resulting in the merger (the "Connolly iHealth Merger"), and on September 24, 2015, we changed our name to "Cotiviti Holdings, Inc." Our principal executive offices are located at 115 Perimeter Center Place, Suite 700 Atlanta, GA 30346, and our telephone number is (770) 379-2800. Our corporate website address is www.cotiviti.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2016 and the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See "Where You Can Find More Information; Incorporation of Documents by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

        We will not receive any proceeds from any sale of shares of our common stock by any selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of (i) the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capitalization

        Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2017, 92,168,017 shares of common stock and no shares of preferred stock were issued and outstanding. As of June 30, 2017, there were 35 record holders of our common stock. The actual number of stockholders is considerably greater than this number of record holders, and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Common Stock

        Holders of our common stock are entitled to the rights set forth below.

Voting Rights

        Directors will be elected by a plurality of the votes entitled to be cast except as set forth below with respect to directors to be elected by the holders of common stock. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividend Rights

        Holders of our common stock share equally in any dividend declared by our board of directors (the "Board"), subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Registration Rights

        Certain of our existing stockholders have certain registration rights with respect to our common stock pursuant to a second amended and restated stockholders agreement dated as of June 1, 2016 (the "Second Amended and Restated Stockholder's Agreement") that we entered into with certain subsidiaries of Advent International Corporation ("Advent") and certain other stockholders. The Second Amended and Restated Stockholder's Agreement contains (i) demand registration rights for Advent, subject to a cap of two requests in any 12 month period; (ii) piggy-back registration rights for any stockholder holding at least $500,000 worth of shares (each, a "Holder"), subject to a pro rata reduction if the total amount of shares requested to be included exceeds the amount of securities which in the opinion of the underwriters can be sold; and (iii) shelf registration rights for Holders, subject to a required anticipated aggregate offering price, net of selling expenses, of $5.0 million, subject to a cap of two requests for shelf registrations, for all Holders in the aggregate, in any 12 month period. Holders that are capable of selling all of their registrable securities pursuant to Rule 144 under the Securities Act in a single transaction without timing or volume limitations do not have piggy-back registration rights. We will be responsible for fees and expenses in connection with the registration rights, other than underwriters' discounts and brokers' commissions, if any, relating to any such registration and offering.

Other Rights

        Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

        Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. Our Board has not authorized the issuance of any shares of preferred stock and we have no agreements or plans for the issuance of any shares of preferred stock.

Anti-Takeover Provisions

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

        Our amended and restated certificate of incorporation provides that our Board consists of such number of directors as may be fixed from time to time by a majority of the Board then in office and that our Board is divided into three classes, as nearly equal in number as possible, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class.

        Our amended and restated certificate provides that directors may only be removed for cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock then entitled to vote on the election of directors, voting as a single class.

        The classification of our Board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board or upon the request of the Chairman of our Board or the Chief Executive Officer. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting or as otherwise brought before the meeting by or at the discretion of our Board. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be "properly brought" before a meeting, a stockholder must comply with the advance notice requirements. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

        Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting unless Advent and their affiliates own, collectively, at least 50% of our outstanding common stock or the action to be taken by written consent of stockholders and the taking of this action by written consent has been unanimously approved in advance by our Board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the DGCL

        Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders. Although we have elected to opt out of the statute's provisions, we could elect to be subject to Section 203 in the future.

Amendment to Bylaws and Certificate of Incorporation

        Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board and (i) if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment or (ii) if related to provisions regarding the classification of the Board, forum selection for certain lawsuits, director removal and vacancies, special meetings or the amendment of certain provisions of our amended and restated certificate of incorporation, thereafter be approved by at least 66 2/3% of the outstanding shares entitled to vote on the amendment. In addition, our amended and restated certificate of incorporation provides that directors may only be removed for cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock then entitled to vote on the election of directors, voting as a single class. Furthermore, any vacancy on our Board, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. For so long as Advent beneficially owns 10% or more of our issued and outstanding common stock entitled to vote generally in the election of directors, any amendment to provisions regarding Section 203 of the DGCL or corporate opportunities must also receive Advent's prior written consent. Our amended and restated bylaws may be amended (i) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (ii) by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote on the amendment, without further action by our Board.

Limitations on Liability and Indemnification of Directors

        Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our amended and restated bylaws provide that we indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and expect to enter into a similar agreement with any new directors.

Exclusive Forum

        Our amended and restated certificate of incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Corporate Opportunities

        Our amended and restated certificate of incorporation provides that directors appointed by Advent do not have any obligation to offer us an opportunity to participate in business opportunities presented to Advent even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, Advent will not be liable to us or our stockholders for breach of any duty by reason of any such activities.

Listing

        Our common stock is listed on the NYSE under the symbol "COTV."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS

        Information regarding the beneficial ownership of our common stock by the selling stockholders, the number of shares being offered by the selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

 PLAN OF DISTRIBUTION

        The selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

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  through a combination of any of these methods of sale.

        In addition, the manner in which the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

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  sell securities short and redeliver such shares to close out the short positions;

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  enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The securities covered by this prospectus may be sold:

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  on a national securities exchange;

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  in the over-the-counter market; or

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  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales and may use securities received from the selling stockholders to close out any related short positions. The selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

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  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholders from the sale;

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  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

        The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable prospectus of the Securities Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling stockholders and any affiliates of the selling stockholders. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        The selling stockholders are not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities.

        Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

        We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

Underwriters and agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that the applicable selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        The selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for any selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholders and its compensation.

        In connection with offerings made through underwriters or agents, the selling stockholders may enter into agreements with such underwriters or agents pursuant to which the selling stockholders receive outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

        The selling stockholders may sell the offered securities to dealers as principals. The selling stockholders may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholders at the time of resale. Dealers engaged by the selling stockholders may allow other dealers to participate in resales.

Direct sales

        The selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional purchasers

        The selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        The selling stockholders will enter into such delayed contracts only with institutional purchasers that the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; other relationships

        The selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions, for which they receive compensation.

Market-making, stabilization and other transactions

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered under this prospectus.

EXPERTS

        The consolidated financial statements of Cotiviti Holdings, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        KPMG informed our management and audit committee that it identified three notes payable that it had entered into with an entity that is an owner of more than 10% of the limited partnership in two private investment funds (the "Funds") managed by Advent. Advent had engaged KPMG to provide an independent audit of the Funds for the year ended December 31, 2015. Because Advent uses the KPMG audit reports with respect to the Funds for compliance with the SEC's Custody Rule, KPMG must maintain independence from the Funds under the SEC rules governing auditor independence. The Funds and Cotiviti Holdings, Inc. are controlled by Advent and accordingly, the Funds are affiliates of Cotiviti Holdings, Inc. under SEC independence rules. The relationship described above is a violation of auditor independence requirements set forth in Rule 2-01 (c)(1)(ii)(A) of Regulation S-X with respect to the Funds and, as a result of its audit of the Funds, with respect to Cotiviti Holdings, Inc. The Funds do not have any equity or voting interest in Cotiviti Holdings, Inc. and do not include the Advent Funds that are the beneficial owners of our common stock. None of the professionals who audited the Funds was a member of the KPMG audit team that audited Cotiviti Holdings, Inc.'s consolidated financial statements. The services that KPMG provided to the Funds were not in any way related to, and did not affect, the consolidated financial statements of Cotiviti Holdings, Inc. Advent engaged another auditor that is independent of the Funds to perform the audits of the Funds for purposes of compliance with the Custody Rule for the year ended December 31, 2016.

        After careful consideration of the facts and circumstances and the SEC independence rules, KPMG has concluded that (i) the aforementioned matters do not impair KPMG's ability to exercise objective and impartial judgment in connection with its audits of Cotiviti Holdings, Inc.'s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that KPMG has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audits of Cotiviti Holdings, Inc.'s consolidated financial statements. After considering these matters, Cotiviti Holdings, Inc.'s management and audit committee concur with KPMG's conclusions.

10,000,000 Shares

Cotiviti Holdings, Inc.

Common Stock

Prospectus Supplement

Goldman Sachs & Co. LLC
Baird
William Blair

August 7, 2017